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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):  June 13, 2001
                                                   -------------


                                 NAVISITE, INC.
                                 --------------
               (Exact Name of Registrant as Specified in Charter)


     Delaware                           0-27597                   52-2137343
     --------                           -------                   ----------
(State or Other Jurisdiction     (Commission File Number)        (IRS Employer
of incorporation)                                            Identification No.)

400 Minuteman Road, Andover, Massachusetts                          01810
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(Address of Principal Executive Offices)                          (Zip Code)

                                 (978) 682-8300
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              (Registrant's Telephone Number, Including Area Code)

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ITEM 5.  OTHER EVENTS.

          On or about June 13, 2001, Stuart Werman and Lynn McFarlane filed a lawsuit against NaviSite, Inc. (the "Company"), BancBoston Robertson Stephens, Inc. ("Robertson Stephens"), an underwriter of the Company's initial public offering in October 1999 (the "IPO"), Joel B. Rosen, the Company's Chief Executive Officer, and Kenneth W. Hale, the Company's Chief Financial Officer. The suit was filed in the United States District Court for the Southern District of New York. The suit generally alleges that the defendants violated federal securities laws by not disclosing certain actions allegedly taken by Robertson Stephens in connection with the IPO. The suit alleges specifically that Robertson Stephens, in exchange for the allocation to its customers of shares of the Company's common stock sold in the IPO, solicited and received from its customers undisclosed commissions on transactions in other securities and required its customers to purchase additional shares of the Company's common stock in the aftermarket at pre-determined prices. The suit seeks unspecified monetary damages and certification of a plaintiff class consisting of all persons who acquired shares of the Company's common stock between October 22, 1999 and December 6, 2000. The Company is in the process of reviewing the suit and intends to respond in a timely manner. As of the date hereof, the Company is unable to predict the outcome of the suit and its ultimate effect, if any, on the Company's financial condition.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2001          NAVISITE, INC.



                              /s/ Joel B. Rosen
                              -----------------------------------
                              Joel B. Rosen
                              President and Chief Executive Officer

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